Exhibit 99.1
HECKMANN CORPORATION TO ACQUIRE CHINA WATER AND DRINKS INC.
FOR APPROXIMATELY $625 MILLION
•	Acquisition to create global water company platform in a large industry that is ready for significant consolidation

•	Heckmann team has proven track record in the water sector and adds strong operating, strategic, and transaction experience

•	Serves fast growing, under-served Chinese water market — bottled water consumption in China growing at 2x the US market

•	One of the lowest per capita bottled water consumption of any developing country combined with growing middle class results in large growth opportunity

•	Initial consideration of approximately $625.0 million includes approximately $455.0 million of stock and approximately $170.0 million of cash

•	Certain noteholders and other investors who are waiving or terminating special rights are eligible for contingent payments if the company achieves $90.0 million in adjusted net income in 2009

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Strong growth potential — 2008 revenue and net income expected to grow 288% and 260% year over year to $220.0 million and $70.0 million, respectively assuming the full-year impact of five acquisitions currently under contract or in negotiations

NEW YORK, NY-May 20, 2008 — Heckmann Corporation of Palm Desert, California (AMEX: HEK, HEK.U, HEK.WS) (“Heckmann”) and China Water and Drinks Inc. (OTCBB: CWDKE) (“China Water”) announced today that they have signed a definitive agreement under which Heckmann would acquire China Water, a leading producer and distributor of bottled water in China, for an aggregate purchase price of approximately $625.0 million. Of the total price, approximately $455.0 million is expected to be paid in common stock at an exchange ratio of 0.80 per share of Heckmann stock for each share of China Water stock (closing stock price of $7.48 on May 16, 2008), and approximately $170.0 million is expected to be paid in cash at $5.00 per share. Following completion of the transaction, China Water will become a wholly-owned subsidiary of Heckmann. Holders of a majority of China Water’s stock have already approved the transaction. Heckmann has been cleared to apply to list its securities on the New York Stock Exchange (NYSE) and expects its common stock, units, and warrants to begin trading on the NYSE on May 23, 2008.

“We are very pleased to announce this transaction, as China Water will be our platform to build a global water company,” stated Dick Heckmann, Chairman and CEO of Heckmann Corporation. “We are excited about the opportunity to build another company in the water sector and believe that the attractive growth profile and favorable market dynamics make this an ideal acquisition for our SPAC. China Water’s well-established bottled water platform, combined with the economic growth, favorable demographic characteristics, and need for clean, safe drinking water in China, make this combination a compelling growth story. We plan to leverage this foundation to execute an aggressive acquisition program in the highly-fragmented water business and look forward to leading this company through its next stage of growth.”
“In order to help execute our growth strategy, we are in the process of assembling a Board of Directors and a senior management team that has extensive experience in the water sector both in Asia as well as in other international markets. I am pleased to announce that Mr. Xu Hongbin, the Founder and Chairman of China Water, will join our board of directors along with Andy Seidel, Chairman and CEO of Underground Solutions, one of the fastest growing water infrastructure companies in the US. Mr. Seidel succeeded me as CEO of US Filter, after having served as the Chief Operating Officer of the US Filter wastewater group. We look forward to leveraging our combined operating and transaction experience to grow this business into a worldwide water enterprise.”
“We are very excited to join with Heckmann Corporation and its experienced management team,” stated Xu Hongbin, the Founder and Chairman of China Water. “We believe that our combination with Heckmann will provide enhanced capital and management resources that will deliver superior value to our shareholders.”
Transaction Overview
Under the terms of the merger agreement, Heckmann will acquire China Water for a total purchase price of approximately $625.0 million (based on a closing stock price of $7.48 on May 16, 2008 and certain assumptions regarding stock and cash elections).
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Pursuant to the terms of the agreement, shareholders of China Water will receive 0.80 per share of Heckmann common stock for each common share of China Water, or if stockholders so elect, $5.00 per share in cash. Based on current assumptions, Heckmann expects to issue approximately 61.0 million shares (on a fully diluted basis using the treasury stock method). Holders of approximately 65.0 million shares of China Water stock (on an as converted basis) have already elected to receive Heckmann stock in the merger.

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It is expected that approximately $170.0 million of the total purchase price will paid in cash at $5.00 per share. Holders of approximately 26.0 million shares of China Water have already elected to receive cash.

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Heckmann will fund the acquisition with cash that is currently held in trust together with new shares to be issued. All remaining proceeds from Heckmann’s trust account (after payment of transaction expenses and deferred underwriting fees from its initial public offering) are expected to be invested into the company for working capital and growth opportunities.

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Heckmann Corporation may also pay $150.0 million in contingent payments, primarily to noteholders and other investors who have agreed to certain waivers, releases and terminations of rights. The contingent payments are triggered if the combined company achieves $90.0 million in adjusted net income for 2009.

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Most of the common shares issued to China Water in connection with the transaction will be restricted from sale, hedge or pledge for up to two years following the closing pursuant to a standard lockup.

Under the terms of the agreement, China Water’s significant shareholders Xu Hongbin, Founder and Chairman of China Water, The Pinnacle Fund L.P., and The Pinnacle China Fund L.P. will convert their interests in China Water to Heckmann common stock subject to lock up provisions. In addition, certain holders of China Water’s outstanding convertible notes, including Goldman Sachs and Liberty Harbor, have agreed to convert their convertible notes and participate in the merger and receive Heckmann common stock.
Credit Suisse Securities (USA) LLC is serving as financial advisor to Heckmann Corporation and Roth Capital Partners LLC is serving as financial advisor to China Water on the transaction. DLA Piper served as legal counsel to Heckmann Corporation and Thelen Reid Brown Raysman & Steiner, LLP served as legal counsel to China Water and Drinks Inc.

The transaction is expected to close in the fall of 2008. Post-closing, Dick Heckmann will remain Chairman and CEO of Heckmann Corporation and Xu Hongbin, the Founder and Chairman of China Water, will serve as the CEO of China Water and Drinks, which will be a wholly-owned subsidiary of Heckmann Corporation. The closing of the transaction is subject to customary closing conditions, including approval of the acquisition agreement by the stockholders of both companies. In addition, the closing is conditioned on holders of less than 30% of Heckmann common stock voting against the acquisition and electing to convert their Heckmann common stock into cash, as permitted by the Heckmann certificate of incorporation.
China Water and Drinks Inc. Overview
China Water and Drinks Inc., headquartered in Hong Kong and founded in 1996, is a licensed bottled water producer and distributor, operating plants in 6 cities with distribution in 14 provinces and regions across China. China Water produces a variety of products, including purified water, mineralized water, and oxygenated water. It also plans to expand its product offering to include other specialized water products, such as vitamin and nutrient enriched as well as flavored water products. China Water utilizes a fully integrated and automated world class 5-stage filtration and purification process. These facilities meet government hygiene standards and are independently audited for quality control, procedure compliance, standards, and hygiene.
China Water currently markets its own bottled water products, primarily under the brand name “Darcunk” (translated means “Absolutely Pure”). China Water’s branded products accounted for 64% of total revenue in 2007, although it expects to expand the geographic reach of is brand name via acquisitions. In addition, China Water also supplies bottled water products to globally recognized beverage companies, including Coca-Cola and UNI-President, under their respective brand names. In addition, China Water provides a complete private label solution, including bottle design, production, packaging and delivery, to companies in the service industry, including hotels and casinos.

Market Overview
Total sales for bottled water in China are expected to reach approximately US$4.6 billion in 2008.1 The consumption of bottled water in China grew at a compound annual growth rate of 17.5% between 2002 and 2007, which is double that of the United States and represents the fastest pace of growth worldwide.2 There are a number of industry dynamics driving the growth in consumption of bottled water in China, including;
1) Lack of water infrastructure and poor water quality results in the need for clean, safe drinking water. It is estimated that 700 million people drink contaminated water every day in China and 300 million of those people drink water that is unsafe.3 According to the World Bank, 90% of the cities’ groundwater and 75% of the rivers and lakes are polluted in China.
2) Increased spending power of the growing middle class. The middle class is expected to be greater than 350 million people by 2011, accounting for over 50% of the urban population in China.4
3) Increasing personal wealth, living standards, and health consciousness of Chinese consumers. In addition to a greater awareness of hygiene and water quality, the demand for bottled water has overtaken and now exceeds the growth in consumption of carbonated sweet drinks.5
Growth Strategy
China Water expects to continue to deliver strong growth going forward driven by the robust demand for bottled water in China and a trend towards consolidation within this highly-fragmented market. China Water currently has built the required infrastructure to expand production and will serve as an ideal platform for growth. The company has grown its annual capacity to over one billion small bottles and 21 million carboy-sized bottles. The company also plans to expand its existing distribution network and leverage the “Darcunk” brand in order to introduce other product offerings, including oxygenated and vitamin water.
The transaction with Heckmann will provide the necessary liquidity and management depth in order to execute on management’s plan to increase current capacity by 100% over the next two years through new plant construction and the pursuit of strategic acquisitions. In addition to the two bottled water companies acquired in the second half of 2007, there continue to be significant opportunities for consolidation in this highly-fragmented sector, which consists of more than 250 bottled water producers.

Financial Overview and 2008 Outlook
China Water reported revenues for 2007 of $56.8 million, a 59% increase from $35.7 million in 2006. This increase in revenue was driven by organic growth and the acquisitions of two bottled water production plants located in Nanning and Shenyang in the second half of 2007, which increased the total capacity and expanded the company’s presence in the southwest and northeast regions of China. Net income was $19.4 million in 2007, up 208% from $6.3 million in 2006.
Based on current capacity levels, business trends, and anticipated acquisitions, China Water’s management projects revenue in 2008 to be approximately $220.0 million and net income in 2008 to be approximately $70.0 million, including the addition of five acquisitions currently under contract or in negotiations. This guidance assumes that the acquisitions currently under contract or in negotiations closed on January 1, 2008 and thus reflects the full-year impact.
Conference Call Information
Heckmann Corporation will host a conference call to discuss the transaction at 10:00 a.m. Eastern Time today, Tuesday May 20, 2008. Investors may listen to the call via telephone by dialing (888) 221-9508 (pass code 6932428), or for international callers, (913) 312-0945. A telephone replay will be available shortly after the call and can be accessed by dialing (888) 203-1112 (pass code 6932428), or for international callers, (719) 457-0820. The replay will be available until June 3, 2008, at 11:59 p.m. Eastern Time.
About Heckmann Corporation
Heckmann Corporation is a blank check company formed for the purpose of acquiring or acquiring control of one or more operating businesses through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination. The Company completed its initial public offering of 54.1 million units at $8.00 per unit on November 16, 2007, generating gross proceeds of approximately $432.9 million dollars. Each unit was comprised of one share of common stock and one warrant exercisable at $6.00 per share. On November 20, 2007, the warrants began separately trading. As of March 31, 2008, the Company held approximately $429.2 million in a trust account maintained by an independent trustee, which will be released to the Company upon the consummation of the business combination.

About China Water and Drinks
China Water and Drinks Inc. is a leading producer and distributor of bottled water in China. Through its production facilities in Guangzhou, Zhanjiang, Feixian, Changchun, Nanning and Shenyang, the Company produces and distributes bottled water to fourteen provinces and regions in China. The Company markets its own product under the brand “Darcunk”, supplies purified water to both local and international beverage brands such as Coca-Cola and Uni-President and provides private label bottled water for companies such as Sands Casino, Macau.
1 Beverage Marketing Corporation and Euromonitor.
2 Beverage Marketing Corporation.
3 Government report themed “China’s Environment in 2006: Changes and Struggles.”
4 The McKinsey Quarterly, The value of China’s emerging middle class, 2006.
5 Euromonitor International, “Bottled Water in China”, July 2007.
Investor Relations Contact:
Devlin Lander
ICR
415-292-6855
Risks and Uncertainties; Forward-Looking Statements
The transaction described herein is subject to a number of risks and uncertainties, including, but not limited to, the satisfaction of certain conditions to the closing of the proposed merger, including the risk that stockholder approval might not be obtained in a timely manner or at all.
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements related to the benefits of the transaction, the future financial performance of the surviving entity, the growth of the market for bottled water in China, expansion plans and opportunities, plans to increase production capacity, pending and future acquisitions by the surviving entity, and consolidation of the market for bottled water in China generally.

These forward-looking statements are based on information available to Heckmann and China Water as of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing Heckmann’s or China Water’s views as of any subsequent date and neither undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.
Risks that could cause actual results to differ materially from those anticipated by the forward-looking statements contained herein include difficulties encountered in integrating the merged businesses and management teams, difficulty in completing targeted acquisitions or integrating them effectively, identifying and completing additional acquisitions needed to achieve growth targets, the adverse impact of competitive product announcements, revenues and operating performance, changes in overall economic conditions, competitors’ actions, pricing and gross margin pressures, loss of key customers, order cancellations or reduced bookings, control of costs and expenses, significant litigation, risks associated with international operations, the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally, risks and costs associated with increased and new regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002), and risks involving environmental or other governmental regulation.
Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in Heckmann’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2008 (the “Annual Report”), Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other of Heckmann’s SEC filings, and China Water’s Annual Report on Form 10-K as filed with the SEC on May 1, 2008, as amended, (the “CW Annual Report”), Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other of China Water’s SEC filings.
This communication is being made in respect of the proposed transaction involving Heckmann and China Water. Heckmann and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of Heckmann’s stockholders to be held to approve the proposed business combination. In connection with the proposed transaction, Heckmann plans to file with the SEC a Registration Statement on Form S-4 containing a Proxy Statement/Prospectus and each of Heckmann and China Water plan to file with the SEC other documents regarding the proposed transaction. Stockholders of Heckmann and other interested persons are advised to read, when available, Heckmann’s preliminary and definitive Proxy Statements in connection with the forthcoming solicitation of proxies for the forthcoming special meeting because these proxy statements will contain important information. Such persons can also read the Heckmann Annual Report and CW Annual Report, and subsequent filings with the SEC for a description of the security holdings of officers and directors of Heckmann Corporation and China Water and their respective interests in the successful consummation of the proposed business combination. The definitive Proxy Statement will be mailed to stockholders as of a record date to be established for voting on the business combination. Stockholders will also be able to obtain a copy of the definitive Proxy Statement, without charge, by directing a request to: Heckmann Corporation, 75080 Frank Sinatra Drive, Palm Desert, California 92211. The preliminary and definitive Proxy Statements, once available, and the final Prospectus can also be obtained, without charge, at the Securities and Exchange Commission’s internet site (http://www.sec.gov).